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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference, constituting a part of the Company's Registration Statements on Form S-8 Registration Statement File No. 33-33342, Form S-2 Registration Statement File No. 33-68646, and Form S-2 Registration Statement File No. 333-81282, of our report dated October 14, 2002, except for note 12 which is dated May 22, 2003, relating to the 2002 consolidated financial statements and schedule of Voxware, Inc., appearing in this Annual Report on Form 10-K/A. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ WithumSmith+Brown P.C.

Princeton, New Jersey
May 22, 2003